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                                                                   EXHIBIT 10.81


                                 AMENDMENT NO. 2

                                       TO

                               PURCHASE AGREEMENT

                                     BETWEEN

                          GENERAL CELLULAR CORPORATION

                                       AND

                              NORTHERN TELECOM INC.


Made effective as of the 11th day of September, 1996, by and between Northern Telecom Inc. ("Seller") and Western Wireless Corporation ("Buyer").

WHEREAS, General Cellular Corporation and Seller's predecessor in interest, Motorola Nortel Communications Co., entered into a Purchase Agreement dated July 29, 1993, thereafter assigned to Northern Telecom Inc. and amended as of April 21, 1995 ("Agreement"); and,

WHEREAS, General Cellular Corporation is now a wholly owned subsidiary of Western Wireless Corporation, and by assignment agreed to by Seller, has assigned its rights, obligations, and responsibilities under the Agreement to Western Wireless Corporation; and,

WHEREAS, Buyer and Seller now wish to amend the Agreement, as assigned, to include, among other things, a new, extended term of the Agreement, a new commitment to purchase by Buyer and new Add-on pricing, all as further described herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Buyer and Seller agree to amend the Agreement as follows:

1. Delete all references to "General Cellular Corporation" and "Motorola Nortel Communications Co." in the Agreement and replace them with "Western Wireless Corporation" and "Northern Telecom Inc.," respectively.



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2.   Amend Article 1 (Seller Undertakings) by amending Subsection 1.1.1 as follows:

     (c)  Add the following after the last paragraph:

          "During the Extended Term, "Equipment" shall be deemed to mean either singularly or collectively the Hardware and Software products provided hereunder. The terms of this Agreement applicable to 'Equipment' shall also be deemed to apply to OEM Equipment unless otherwise expressly excluded in this Agreement, subject to the terms and conditions in this Agreement applicable to OEM Equipment.

          During the Extended Term, Hardware shall be deemed to mean the Seller-manufactured hardware components provided hereunder. The terms of this Agreement applicable to Hardware shall also be deemed to apply to OEM hardware unless otherwise expressly excluded in this Agreement, subject to the terms and conditions in this Agreement applicable to OEM hardware."

3. Amend Article 2 (Term) by deleting the first sentence and replacing it with the following two new sentences:

          "This Agreement shall become effective on the date of execution by the last party subscribing (hereinafter 'Effective Date'). The term of this Agreement shall consist of an initial term commencing on the Effective Date and ending on September 11, 1996 (hereinafter 'Initial Term') and an extended term commencing on September 12, 1996 ("Extended Effective Date") and ending four (4) years thereafter (hereinafter 'Extended Term')."

4. Amend Article 3 (Add-On Equipment/Services/Software) at Section 3.1 by deleting the first sentence and replacing it with the following:

          "During the Initial Term and the Extended Term, Buyer may order additional Systems, Expansions, Hardware, Merchandise, or



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          Conversion Equipment and Software (hereinafter 'Add-on Equipment') at prices stated in Annex 7, as applicable to such Initial Term and Extended Term, respectively."

5.   Amend Article 4 (Price and Terms of Payment) as follows:

          (a)  Delete Section 4.8 in its entirety and replace it with a new
               Section 4.8, as follows:

               "4.8 Buyer understands that it has a firm obligation to purchase/
                    license no less than [ * ] (net Price) of Equipment/ Software from Seller during the Initial Term ('Initial Commitment') and to purchase/license from Seller no less than an additional [ * ] (net Price) of Equipment/ Software during the Extended Term ('Extended Commitment'). Buyer shall issue Purchase Orders for, and take delivery of, no less than [ * ] of such Extended Commitment on or before [ * ]. The Equipment/ Software set forth in Annex 1 is representative of Buyer's initial System configuration and makes up an initial portion of the Initial Commitment. The remainder of the Initial Commitment and all of the Extended Commitment shall be satisfied from Purchase Orders submitted by Buyer pursuant to Article 3 hereof."

          (b) Revise Subsection 4.8.1 by deleting the word "Commitment" and replacing it with the following:

               "Initial Commitment or Extended Commitment, as applicable"

6.   A.   Amend Article 7 as follows:

          (a) In the third line of Section 7.1, add the word "Equipment," before the word "System."

          (b) Delete the first sentence in Subsection 7.2.1 and replace it with the following:

* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.


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          "Seller warrants that the Equipment purchased by Buyer during the
          Initial Term and Extended Term, respectively, shall be free from defects in material and workmanship, and shall conform to the Specifications and that the Installation services furnished under this Agreement shall be performed in a professional and workmanlike manner, for the following periods ('Warranty Period'):

          (i) For Equipment purchased during the Initial Term, [ * ] from the date of Turnover, as defined in Section 14.2 herein, or for a period of [ * ] from the date of shipment for cell site equipment installed by Buyer; and,

          (ii) For Equipment purchased during the Extended Term, [ * ] from the date of Turnover, as defined in Section 14.2 herein, if installed by Seller, but not more than [ * ] from the date of shipment of such Equipment , or for a period of [ * ] from the date of shipment of Equipment if installed by Buyer; provided Buyer shall not install a DMS-MTX or DMS-MTX components.

          The Installation services furnished under this Agreement shall be performed in a professional and workmanlike manner."

     B. Amend Subsection 7.2.2 by adding "and expense (subject to Buyer's responsibilities with respect to shipment of defective Equipment as set out in this Subsection)" after the words "at Seller's option."

     C.   Amend Subsection 7.2.3, as follows:

          (a) Amend item (4) by adding, "its employees, agents, or subcontractors" after both references to "Seller."

          (b) Amend item (5) by adding "employees, subcontractors or" after "other than Seller or Seller's."

          (c)  Add the following new paragraphs to the end of Subsection 7.2.3:

* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.


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          "Notwithstanding the foregoing, if Buyer requests Seller to repair any
          Equipment or component thereof which has been damaged as a result of any of the events set forth in this Section 7.2.3, Seller agrees to use its reasonable efforts to repair such Equipment or component thereof and cure any such defects. Charges for such repair services shall be on an as-quoted basis, and all costs of shipping such Equipment and/or components, risk of loss or damage with respect to such Equipment and/or components (other than loss or damage due to the negligence of Seller or Seller's employees, agents or subcontractors), travel and living expenses, and such other costs as Seller may reasonably incur as a direct result of performing such repairs, shall be Buyer's responsibility."

     D.   Amend Section 7.3 as follows:

          (a)  Replace the word "Term" with "Initial Term;" and,

          (b) At the end of the first sentence delete the words "without defects which materially affect Buyer's use of the Software in accordance with the Specifications" and replace them with "and shall be free from defects in material and workmanship and perform the functions set forth in the Specifications."

          (c) In the next to last sentence of the first paragraph add "or termination" after the word "expiration."

     E. Amend Section 7.4 by deleting the first sentence and replacing it as follows:

          "Seller warrants that during the Warranty Period, the Equipment and Software furnished hereunder during the Initial Term, and Equipment initially configured and furnished hereunder during the Extended Term by Seller to operate as a System, shall respectively function under normal use and service as a System and operate in accordance with the Specifications."



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          Delete the first sentence of Subsection 7.5.2 in its entirety and replace it with the following:

               "Subject to Buyer's expense obligations described in this Subsection, Seller shall, during the Warranty Period and at its own expense, use all reasonable efforts to ship replacement Equipment (or components thereof) within [ * ] of notification of the warranty defect by Buyer. If Seller determines that, due to the particular emergency circumstances, on-site services are required, Seller shall use all reasonable efforts to dispatch such personnel as Seller deems necessary to undertake repair or replacement services on-site at Seller's expense within [ * ] of notification of the warranty defect by Buyer."

     G.   Amend Section 7.6 as follows:

          (a)  Add "or Section 4.1" after each reference to "Section 4.0";
                    and,

          (b) Replace each reference to "Term" with "Initial Term or Extended Term, as applicable."

     H.   Add new Section 7.8 to Article 7, as follows:

          "7.8 Except for OEM Equipment, for a period of ten (10) years following the date of Buyer's first Purchase Order issued for specific Hardware under the Agreement, Seller shall make available functionally equivalent spare parts for repair/return purposes for sale to Buyer at Seller's then-current prices, except to the extent that such then-current prices may be superseded by pricing pursuant to the terms of a then-existing Agreement. In addition to spare parts support, Seller shall make available for a period of ten (10) years following the date of the initial license thereof, Software maintenance through Seller's Technical Assistance Services (TAS) department at Seller's then-current prices, terms and

* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.


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               conditions. Such services are conditioned upon Buyer's compliance with Seller's Software support policy which requires Buyer to maintain reasonably current Software upgrades, i.e., current within two (2) consecutive releases, and to purchase any associated hardware upgrades that may be required.

        7.8.1 In the case that Seller shall manufacture-discontinue Equipment, Seller shall provide Buyer twelve (12) months advance written notification to allow Buyer to place Purchase Orders for such discontinued Equipment, and Buyer shall take delivery thereof within three (3) months following acceptance by Seller of Buyer's Purchase Order therefor."

7.   Amend Section 10 as follows:

     A.   In Section 10.4 add the following language after sub-part (2) of such
          Section:

          "or, (3) alleging that method of use claims in such patent are infringed by any service offering and/or by any use by Buyer of Equipment furnished hereunder to make such service offering other than a service offering described in or contemplated by Seller's Specifications."

     B. Amend the first sentence of Section 10.2 by adding "at Seller's cost" after "Buyer" in item (a).

8. Amend Article 15, Section 15.1, by adding the following to the end of the last sentence of such Section:

          "; provided, however, that nothing herein shall limit Seller's responsibility for any such interference or disruption caused by the failure of Seller's Equipment to perform in accordance with the Specifications during the Warranty Period."

9.   Amend Article 16 as follows:



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A.   In the first sentence, (i) delete the words "use all reasonable efforts to," (ii) add the words "or Equipment, as applicable," after "System, and
     (iii) after the word "Agreement," add the following:

     "during the Initial Term, and on the date of shipment of the applicable Equipment during the Extended Term,"

B.   After the first sentence add the following new sentence:

     "To the extent that Buyer participates in any installation activities, Buyer will advise Seller of any such State or local laws or regulations of which Buyer is aware and reasonably cooperate with Seller in achieving compliance therewith."

C. Add the words "or Extended Effective Date, as applicable" after the reference to "Effective Date" in the second paragraph.

10. Amend Article 19 by deleting the word "Term" in Subsection 19.1.1 and replacing it with the following:

          "Initial Term and Extended Term"

11.  Amend Article 23 (General) as follows:

     A. In Subsection 23.1.1 add "General Cellular Corporation, GCC License Corp., WWC Holding Co., Inc.," between "GCC South Dakota 9 Corporation" and "Lawton Cellular License Corporation."

     B. In Section 23.2 delete the mailing address and replace it with the following:

                  "Western Wireless Corporation
                  2001 NW Sammamish Road
                  Suite 100
                  Issaquah, Washington  98027
                  Attention:  Legal Department"

     C. In Section 23.6 delete "Illinois" and replace it with the word "Washington."

     D.   Add new Section 23.13 as follows:



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          "23.13    Seller will obtain and maintain during the Extended Term of this Agreement, at its own expense, all insurance and/or bonds required by law, including, but not limited to, the following:

          23.13.1   (a)  workers' compensation insurance in the form and amount prescribed by the laws of the state in which the Services are performed;

                    (b) comprehensive general liability insurance with broad form liability coverage which includes, but is not limited to, coverage for products liability, personal injury, broad form property damage, and coverage for completed operations. Limits will not be less than [ * ] combined single limit for each occurrence;

                    (c) comprehensive automobile liability insurance covering the use and maintenance of owned, non-owned, hired and rented vehicles with limits of not less than [ * ] combined single limit coverage for each occurrence;

                    (d) umbrella liability insurance with limits of at least [ * ] for each occurrence.

          23.13.2 At Buyer's request, Seller will furnish a certificate or adequate proof of the foregoing insurance or proof of self-insurance. Buyer will allow Seller, upon provision of such adequate proof of self-insurance, to self-insure the insurance requirements contained in this clause.

          23.13.3 Seller will require its subcontractors who may enter upon Buyer's premises to maintain similar insurance.

          23.13.4 Any certificate or proof of insurance (other than self-insurance) submitted under Subsection 23.13.2 will contain a clause stating that Buyer will be notified in writing

* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.


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                    by Seller at least sixty (60) calendar days prior to
                    Seller's canceling, or making any material change in, the policy."

12.  Amend Annex 1, Section 1.0 as follows:

     (a) In the second sentence of the first footnote on page 1-4 of the Agreement delete the word "Term" and replace it with "Initial Term."

     (b) In the third footnote on page 1-4 of the Agreement delete the word "Commitment" and replace it with the following:

          "Initial Commitment or the Extended Commitment."

13. Amend Annex 1, Sections 4.2, 4.3, and 4.4 by deleting the words [ * ] in each such section.

14. Delete Annex 2 (Payment Terms), in its entirety and replace it with a new Annex 2 as set out in Schedule "A."

15.  Amend Annex 7 (Add-on Pricing) as follows:

     (a) In Section 2.0 delete the first two sentences and replace them with the following:

               "During the Initial Term, Buyer may purchase Hardware and/or Software (subject to Section 5.0 hereof) at [ * ]. During the Extended Term, Buyer may purchase Hardware at [ * ]. During the Extended Term, Buyer may purchase Hardware not listed in Section 4.1, but commercially available to Seller's 800 MHz AMPS/TDMA customers, at [ * ]:

                    [ * ]


     (b) Delete the first sentence of Section 4.0 and replace it with the following:

* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.


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               "Any items of Hardware not listed in Section 4.0 below will be priced in accordance with Sections 2.0 or 6.0, as applicable, during the Initial Term."

     (c)  Add a new Section 4.1 as set out in the attached Schedule "B."

     (d)  Add the words "Initial Term" after the Software License Fee heading in
          Section 5.0.

     (e)  Add a new Section 5.1 as set out in the attached Schedule "C."

     (f) Amend Section 8.1 by deleting the first sentence and replacing it with the following:

          "The Warranty Periods set forth in Subsection 7.2.1 and Section 7.3 of this Agreement shall apply as follows:

     (a) "during the Initial Term, to the Equipment (and Software) designated in this Annex 7, Sections 4.0 and 5.0, respectively; and,

     (b) during the Extended Term, to the Equipment designated in this Annex 7, Sections 4.1 and 5.1, respectively."

16.  Amend Annex 10 as follows:

     (a)  Add a new opening paragraph as follows:

          "All terms and Seller commitments in this Annex 10 are applicable only to the Initial Term.

     (b) At Section 15 delete the word "Term" and replace it with the following:

               "Initial Term "

17.  Ratification of Agreement

     Except as specifically modified by this Amendment No. 2, the Agreement shall in all other respects continue in full force and effect.



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IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be executed by their duly authorized representatives and to be effective as of September 11, 1996.


WESTERN WIRELESS                             NORTHERN TELECOM INC.
CORPORATION


By: /s/ Tim R. Wong                          By: /s/ Charles Drayton
   --------------------------------             -------------------------------------
Name: Tim R. Wong                            Name: Charles Drayton
   --------------------------------             -------------------------------------
             (Type/Print)                                    (Type/Print)

Title: V.P. Engineering Ops                  Title: Vice President
      -----------------------------                ----------------------------------

Date: 12/31/96                               Date: 1/9/97
     ------------------------------               -----------------------------------



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